NewAmsterdam Pharma Highlights 2025 Achievements and Outlines 2026 Strategic Priorities

-- EMA approval decision for obicetrapib and obicetrapib/ezetimibe fixed dose combo expected in 2H26 --

-- Phase 3 PREVAIL CVOT overall event rate tracking in line with observed rate in BROADWAY --

-- First patient enrolled in RUBENS Phase 3 trial of obicetrapib and obicetrapib/ezetimibe fixed dose combo (FDC) in patients with metabolic syndrome --

-- Year-end cash, cash equivalents and marketable securities balance of approximately $729 million (unaudited) --

Naarden, the Netherlands and Miami, USA; January 9, 2026 – NewAmsterdam Pharma Company N.V. (Nasdaq: NAMS or “NewAmsterdam” or the “Company”), a late-stage, clinical biopharmaceutical company developing oral, non-statin medicines for patients at risk of cardiovascular disease (“CVD”) with elevated low-density lipoprotein cholesterol (“LDL-C”), for whom existing therapies are not sufficiently effective or well-tolerated, today provided an update on the obicetrapib clinical development program and outlined its strategic priorities for 2026.

NewAmsterdam is developing obicetrapib, an oral, low-dose, once-daily, and highly selective cholesteryl ester transfer protein (“CETP”) inhibitor, alone or as a fixed-dose combination with ezetimibe, as preferred LDL-C lowering therapies to be used as an adjunct to statin therapy for patients at risk of cardiovascular disease with elevated LDL-C, for whom existing therapies are not sufficiently effective or well tolerated.

"2025 was an important year for NewAmsterdam, as we continued to further the regulatory process for obicetrapib and the fixed-dose combo. In partnership with Menarini, the company is preparing for a potential commercial launch in Europe, contingent upon an EMA approval decision that is expected in 2H26. In PREVAIL, we are encouraged by the rate of overall MACE events (blinded) in this cardiovascular outcomes trial (“CVOT”), which suggest that the initial 12 month rate is tracking in line with the overall rate observed in the Phase 3 BROADWAY trial,” said Michael Davidson, M.D., Chief Executive Officer of NewAmsterdam. “We are also excited to announce the RUBENS trial enrolled its first few patients in December and could allow for additional label enhancements, if approved, for patients with Type 2 Diabetes and/or Metabolic Syndrome that are not at their LDL-C risk-based goals. We expect topline results from the trial by the end of 2026.”

“As we look to 2026, we remain committed to advancing our broader clinical development strategy, which includes three Phase 3 trials, PREVAIL, REMBRANDT, and RUBENS. In addition and based on the positive data from our Alzheimer’s disease (“AD’”) biomarker analysis from the BROADWAY trial, we are planning to start our first dedicated Alzheimer’s trial in 2026. This study could further demonstrate the potential of obicetrapib to modify key biomarkers and clinical pathology of AD. Lastly, we continue to make progress towards building out a portfolio of obicetrapib based combinations, conducting studies that could guide the development of proprietary fixed-dosed combinations in the future,” continued Dr. Davidson.

Key 2025 Achievements:

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In June and July 2025, NewAmsterdam announced positive data from the prespecified AD biomarker analysis in the BROADWAY clinical trial and presented at the 2025 Alzheimer’s Association International Conference (“AAIC”). The pre-specified analysis was conducted to assess the effect of obicetrapib on plasma biomarkers of AD in both the full analysis set and in patients carrying the apolipoprotein E4 (“ApoE4”) gene, based on phenotypic analysis.
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NewAmsterdam observed statistically significant reductions in p-tau217, a key biomarker of AD pathology, in both the full analysis set (p<0.002, n=1,515) and in ApoE4 carriers (p=0.0215, n=367), which NewAmsterdam believes support an emerging link between CETP-inhibition and neurodegeneration.
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In ApoE4/E4 carriers, the highest risk category for Alzheimer’s disease, obicetrapib was observed to reduce p-tau217 levels by 20.5%, over 12 months, compared to placebo (p=0.010, n=29).
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In October 2025, the data was published in the Journal of Prevention of Alzheimer's Disease.
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In August 2025, NewAmsterdam presented pooled efficacy and safety data from its pivotal Phase 3 BROADWAY and BROOKLYN trials at the European Society of Cardiology Congress (“ESC”) 2025, along with the simultaneous publication in the Journal of the American College of Cardiology, highlighting obicetrapib’s performance across diverse lipid-lowering backgrounds observed in these trials. The presentation and publication underscore the Company’s continued momentum in advancing obicetrapib as a differentiated oral therapy for patients with elevated LDL-C.
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In August 2025, NewAmsterdam announced acceptance of MAAs for review by the EMA for obicetrapib 10 mg monotherapy and 10 mg obicetrapib plus 10 mg ezetimibe FDC for patients with primary hypercholesterolemia, both heterozygous familial (“HeFH”) and non-familial or mixed dyslipidemia. The MAAs were submitted by NewAmsterdam’s partner, A. Menarini International Licensing S.A. (“Menarini”), who is responsible for communications with regulatory authorities in Europe and for the commercialization and local development of obicetrapib in Europe and other collaborative activities pursuant to an exclusive License Agreement (the “Menarini License”).

Key Expected 2026 Milestones and Ongoing Trials:

Following the successful completion and positive topline results of the Phase 3 BROADWAY, TANDEM, and BROOKLYN trials, NewAmsterdam plans to announce additional data from these trials relating to obicetrapib and the FDC of obicetrapib plus ezetimibe.

The following Phase 3 trials are currently ongoing:

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PREVAIL Phase 3 trial: PREVAIL is a CVOT evaluating obicetrapib in patients with a history of ASCVD, whose LDL-C is not adequately controlled despite being on maximally tolerated lipid-lowering therapy. NewAmsterdam completed enrollment of over 9,500 patients in April 2024.
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REMBRANDT Phase 3 trial: The trial utilizes coronary computed tomography angiography imaging to evaluate the effect of obicetrapib plus ezetimibe FDC on coronary plaque. The placebo-controlled, double-blind, randomized, Phase 3 trial is being conducted in adult participants with high-risk ASCVD with evidence of coronary plaque who are not adequately controlled by their maximally tolerated lipid-modifying therapy, to assess the impact of the obicetrapib 10 mg plus ezetimibe 10 mg FDC daily on coronary plaque and inflammation characteristics. The trial is expected to complete enrollment of approximately 300 patients in 2026.
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RUBENS Phase 3 trial: Initiated in December 2025, the RUBENS trial will evaluate obicetrapib alone or in combination with ezetimibe in patients with type 2 diabetes or metabolic syndrome that require additional lowering of LDL-C despite treatment with available therapy. The trial is expected to enroll approximately 300 patients, with topline data expected by year end 2026.

Additionally, NewAmsterdam expects to initiate a new clinical trial evaluating obicetrapib in early Alzheimer’s disease patients in 2026.

Financial Guidance: Based on its current operating and development plans, NewAmsterdam believes that its unaudited cash, cash equivalents and marketable securities balance of approximately $729 million, as of December 31st, 2025, will be sufficient to fund the Company’s operations through the anticipated readout of its PREVAIL CVOT and support the subsequent US commercial launch, if approved.

About Obicetrapib

Obicetrapib is a novel, oral, low-dose CETP inhibitor that NewAmsterdam is developing to overcome the limitations of current LDL-lowering treatments. In each of the Company’s Phase 2 trials, ROSE2, TULIP, ROSE, and OCEAN, as well as the Company’s Phase 3 BROOKLYN, BROADWAY and TANDEM trials, evaluating obicetrapib as monotherapy or combination therapy, the Company observed statistically significant LDL-lowering combined with a side effect profile similar to that of placebo. The Company commenced the Phase 3 PREVAIL cardiovascular outcomes trial in March 2022, which is designed to assess the potential of obicetrapib to reduce occurrences of MACE. The Company completed enrollment of PREVAIL in April 2024 and randomized over 9,500 patients. Commercialization rights of obicetrapib in Europe, either as a monotherapy or as part of a fixed-dose combination with ezetimibe, have been exclusively granted to the Menarini Group, an Italy-based, leading international pharmaceutical and diagnostics company.

About Cardiovascular Disease

Cardiovascular disease remains the leading cause of death globally, despite the availability of lipid-lowering therapies (“LLTs”). By 2050 more than 184 million U.S. adults are expected to be affected by CVD and hypertension, including 27 million with coronary heart disease and 19 million with stroke. In the United States from 2019 through 2022, CVD age-adjusted mortality rates increased by 9%, reversing the trend observed since 2010 and undoing nearly a decade of progress. Despite the availability of high-intensity statins and non-statin LLTs, LDL-C target level attainment remains low, contributing to residual cardiovascular risk, and underscoring a significant clinical need for improved therapeutic regimens. Even with 269 million LLT prescriptions written over the last 12 months, 30 million under-treated US adults are not at their risk-based LDL-C goal, of which 13 million have ASCVD. Less than 1 in 4 patients with ASCVD achieve an LDL-C goal of less than 70 mg/dL and only 10% of very high risk ASCVD patients achieve the goal below 55 mg/dL. In addition to the 30 million under-treated U.S. adults, there are 10 million patients diagnosed with elevated LDL-C who are not taking any LLTs including statins. Beyond LDL-C, additional factors are at play, such as lifestyle choices, tobacco use, and obesity, as well as inflammation, thrombosis, triglyceride levels, elevated Lp(a) levels, and type 2 diabetes.

Alzheimer’s Analysis

In BROADWAY, a pre-specified analysis was designed to assess plasma biomarkers of Alzheimer’s disease (“AD”) in patients enrolled in the BROADWAY trial and evaluated the effects of longer duration of therapy (12 months) with a prespecified ApoE population, based on phenotypic analysis. The analysis included 1,535 patients, including 367 ApoE4 carriers (ApoE3/E4 or ApoE4/E4), whose ApoE status was able to be determined. Because this analysis was based on a subset of patients from BROADWAY (which was designed to evaluate LDL-C reductions in an ASCVD and/or HeFH population), the AD analysis was not controlled for baseline differences between the treatment and placebo populations, but statistical analyses were adjusted for baseline biomarker values and age. The absolute and percent change over 12 months in p-tau217, a key biomarker of AD pathology, was measured among patients with baseline and end of study datapoints above the lower limit of quantitation. Additional outcome measures included NFL, GFAP, p-tau181, and Aβ42/40 ratio absolute and percent change over 12 months. NewAmsterdam observed statistically significant lower absolute changes in p-tau217 compared to placebo over 12 months in both the full analysis set (p=0.002; n= 1,535) and in ApoE4 carriers (p=0.02; n=367) as well as favorable trends in the other AD biomarkers. Although a safety analysis was not performed in the AD analysis population, in BROADWAY obicetrapib was observed to be well-tolerated, with safety results comparable to placebo.

1. Michael H Davidson et al JPAD 2025. Effect of obicetrapib, a potent cholesteryl ester transfer protein inhibitor, on p-tau217 levels in patients with cardiovascular disease. The Journal of Prevention of Alzheimer’s Disease

About NewAmsterdam

NewAmsterdam Pharma (Nasdaq: NAMS) is a late-stage biopharmaceutical company whose mission is to improve patient care in populations with metabolic diseases where currently approved therapies have not been adequate or well tolerated. We seek to fill a significant unmet need for a safe, well-tolerated and convenient LDL-lowering therapy. In multiple phase 3 trials, NewAmsterdam is investigating obicetrapib, an oral, low-dose and once-daily CETP inhibitor, alone or as a fixed-dose combination with ezetimibe, as LDL-C lowering therapies to be used as an adjunct to statin therapy for patients at risk of CVD with elevated LDL-C, for whom existing therapies are not sufficiently effective or well tolerated.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and are subject to the “safe harbor” provisions created thereunder. All statements that are not historical facts are hereby identified as forwarding-looking statements for this purposes and include, among others, statements relating to: expectations regarding the timing of a potential EMA approval decision with respect to MAAs for obicetrapib and the FDC of obicetrapib plus ezetimibe, and, if approved, preparations for commercial launch; the encouraging nature of the rate of overall MACE events (blinded) in PREVAIL which suggest that the initial 12 month rate is tracking in line with the overall rate observed in the Phase 3 BROADWAY trial; the potential for data from the RUBENS trial to result in additional label enhancements for patients with Type 2 Diabetes and/or Metabolic Syndrome that are not at their LDL-C risk-based goals; strategic priorities, milestones and business plans for 2026 and beyond; the

Company’s plans to start its first dedicated Alzheimer’s trial in 2026; progress towards building out a portfolio of obicetrapib based combinations; the therapeutic potential of the Company’s product candidates; the timing for commencing trials, enrolling patients and completing trials, and the timing and forums for announcing data; expected milestones in 2026; Company’s belief that, based on its current operating and development plans, its cash, cash equivalents and marketable securities balance as of December 31, 2025, will be sufficient to fund its operations through the anticipated readout of its PREVAIL CVOT and support the subsequent US commercial launch, if approved; and other statements regarding the Company's future operations, financial performance, financial position, prospects, objectives, strategies and other future events

These forward-looking statements are based upon management’s current expectations and assumptions, and are subject to a number of risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: uncertainties and delays regarding the initiation, enrollment and completion of the Company’s clinical trials;

uncertainties regarding the outcome of the Company’s clinical trials, and whether such outcomes will be adequate to support regulatory review and approval of its product candidates; whether topline, initial or preliminary results or analyses from a particular clinical trial will be predictive of the final results of that trial and whether results of early clinical trials will be indicative of the results of later clinical trials, or whether projections regarding clinical outcomes will reflect actual results in future clinical trials or clinical use of the Company’s product candidates; the potential for varying interpretation of the results of clinical trials and analyses; risks related to the Company’s ability to achieve its business plans, objectives and milestones, including approval of the Company’s product candidates and potential commercialization; unanticipated costs and expenses impacting the Company’s cash runway; the Company’s ability to continue to source the raw materials for its product candidates and ensure adequate supply of product for clinical trials and, if approved, commercialization; the impact of competing product candidates on the Company’s business; risks and uncertainties relating to intellectual property and regulatory exclusivities; changes in domestic and foreign business, market, financial, political, and legal conditions; and those risks, uncertainties and other factors discussed under the caption “Item 1A. Risk Factors” and elsewhere in the Company’s most recent Form 10-K, Form 10-Q and other public filings with the Securities and Exchange Commission, which are available at www.sec.gov.

As a result, you should not place undue reliance on any forward-looking statements. The forward-looking statements made in this press release speak only as of the date of this press release, and the Company undertakes no obligation to update such forward-looking statements, whether as a result of new information, future developments or otherwise.

Company Contact

Matthew Philippe

P: 1-917-882-7512

matthew.philippe@newamsterdampharma.com

Media Contact

Real Chemistry on behalf of NewAmsterdam
Christian Edgington

P: 1-513-310-6410

cedgington@realchemistry.com

Investor Contact

Precision AQ on behalf of NewAmsterdam

Austin Murtagh

P: 1-212-698-8696

austin.murtagh@precisionaq.com